Sprott Physical Gold Trust F-10

Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

To Sprott Asset Management LP, Manager of Sprott Physical Gold Trust

We consent to the incorporation by reference in this Registration Statement of Sprott Physical Gold Trust (the “Trust”) on Form F-10 of our Report of Independent Registered Public Accounting Firm dated March 18, 2022 on the financial statements of the Trust comprising the statement of financial position as at December 31, 2021 and December 31, 2020, the statements of comprehensive income (loss), changes in equity and cash flows for the years ended December 31, 2021 and 2020, and notes, comprising a summary of significant policies and other explanatory information, and our Report of Independent Registered Public Accounting Firm dated March 18, 2022 on the effectiveness of internal control over financial reporting of the Trust as of December 31, 2021.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
August 10, 2022